SiriusPoint reports 89.1% Combined ratio for its Core operations with Net Income up $742m from FY 22

HAMILTON, Bermuda, February 20, 2024 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its fourth quarter ended December 31, 2023.
•Strong progress in 2023 as we deliver record underwriting profits, net services fee income and net income, while growing book value per share by 18%. Cost program completed a year in advance and we have over-delivered on our 2023 guidance on net investment income.
•Record ROE at 16.2% for 2023, ahead of our guidance of achieving double-digit ROE in 2024, even after excluding one-off adjustments. We now aim to deliver 12-15% ROE during the medium term.
•Balance sheet is stronger and of higher quality. Capital surplus increased given organic capital generation and strategic actions, debt and asset leverage reduced while reserve position remains conservative and we have increased prudence during 2023.
Scott Egan, Chief Executive Officer, said: “At full year 2022, we set out our ambition to create a business which is simpler, generating less volatile earnings and delivering a double digit return on equity by 2024. We have made significant progress against these objectives in 2023. As we look ahead following significant restructuring, our ambition in the medium-term is to create a business with an underwriting-first approach which can grow and deliver strong profitability in a more consistent manner.
2023 was a turn-around year and marks the end of restructuring. It gives us a more stable platform to build from having exceeded our initial expectations. We delivered our fifth consecutive quarter of positive underwriting result with the full year 2023 combined ratio for the Group’s Core operations at 89.1%. Our underwriting results were supported by the completion of our cost savings program, which delivered more than $50 million of savings ahead of schedule. We have simplified the business and have taken great strides to improve our performance-driven culture.
Investment results were ahead of updated guidance and we report $284 million of net investment income for 2023 with significantly less volatility. We have made further progress around rationalizing our equity stakes in MGAs which are down to 26 at year-end compared to 36 at the start of the year. Our consolidated MGA revenues grew 10.2% year to date, margin increased to 20.9% resulting in a 36.9% increase in our net service fee income.
Our balance sheet is strong and we had upward revisions to our financial strength rating outlook to stable from Fitch and S&P during 2023. Our results are ahead of our financial targets but 2023 is not a destination as we look to improve returns and achieve an ROE of 12-15% in the medium term. Our approach will be to remain prudent stewards of capital whilst maintaining a conservative capital position.
Our improvement in profitability reflects the significant rebalancing and enhancements we have made across all areas of our business. In 2024, we look to further improve and deliver as we continue to build on last year’s strong foundation.”
Fourth Quarter 2023 Highlights
•Net income available to SiriusPoint common shareholders of $94 million, or $0.50 per diluted common share
•Core income of $46 million, which includes underwriting income of $37 million, Core combined ratio of 93.4%
•Core net services fee income of $12 million, with service margin of 21.7%
•Net investment income of $78 million and total investment result of $65 million
•Book value per diluted common share increased $1.24 per share, or 10.2%, from September 30, 2023 to $13.35 per share
•One-time deferred tax benefit of $101 million attributable to the enactment of the Bermuda corporate income tax
Year ended December 31, 2023 Highlights
•Net income available to SiriusPoint common shareholders of $339 million, or $1.85 per diluted common share
•Consolidated combined ratio of 84.5%, underwriting income of $376 million
•Core income of $291 million, which includes underwriting income of $250 million, Core combined ratio of 89.1%
•Core net services fee income of $50 million, up 36.9% from the year ended December 31, 2022, with service margin of 20.9%, up 4.1% from 2022
•Net investment income of $284 million and total investment result of $273 million
•Book value per diluted common share increased $2.03 per share, or 17.9%, from December 31, 2022 to $13.35 per share
•Return on average common equity of 16.2%
•Equity stakes in 26 entities (MGAs, Insurtech and Other) compared to 36 as of December 31, 2022
•Debt to capital ratio down to 23.8% compared to 27.3% as of December 31, 2022

Key Financial Metrics
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2023 and 2022:

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	($ in millions, except for per share data and ratios)
Combined ratio	93.6%	90.4%	84.5%	96.4%
Core underwriting income (loss) (1)	$37.0	$31.2	$250.2	$(34.8)
Core net services income (1)	$9.3	$2.8	$41.2	$37.4
Core income (1)	$46.3	$34.0	$291.4	$2.6
Core combined ratio (1)	93.4%	94.8%	89.1%	101.6%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.1%	(5.7)%	16.2%	(19.3)%
Book value per common share	$13.76	$11.56	$13.76	$11.56
Book value per diluted common share	$13.35	$11.32	$13.35	$11.32
Tangible book value per diluted common share (1)	$12.47	$10.43	$12.47	$10.43
(1)Core underwriting income (loss), Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Tangible book value per diluted common share is a non-GAAP financial measure. See definition and reconciliation in “Non-GAAP Financial Measures.”
Fourth Quarter and Full Year 2023 Summary
Consolidated underwriting income for the three months ended December 31, 2023 was $36.7 million compared to $57.9 million for the three months ended December 31, 2022. The decrease in Consolidated underwriting income was primarily driven by reserve strengthening for specific areas of uncertainty for the loss reserves.
Consolidated underwriting income for the year ended December 31, 2023 was $375.9 million compared to $83.3 million for the year ended December 31, 2022. The improvement in net underwriting results was driven by increased favorable prior year loss reserve development, lower catastrophe losses and a favorable commission ratio, which results in a higher underwriting gain. Favorable prior year loss reserve development was $174.2 million for the year ended December 31, 2023 compared to $21.3 million for the year ended December 31, 2022. This increase was primarily the result of management reflecting the continued favorable reported loss emergence through December 31, 2023 in its best estimate of reserves, which was further validated by the pricing of the 2023 LPT from external reinsurers, which represents $127.8 million of the favorable prior year loss reserve development, as well as favorable prior year loss reserve development in Accident & Health. In addition, catastrophe losses, net of reinsurance and reinstatement premiums, were $24.8 million, or 1.0 percentage points on the combined ratio, for the year ended December 31, 2023, primarily driven by the Turkey Earthquake and Chile Wildfire, compared to $137.9 million, or 5.9 percentage points on the combined ratio, for the year ended December 31, 2022, primarily driven by Hurricane Ian. The lower catastrophe losses were a result of the Company’s significant reduction in catastrophe exposed business.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended December 31, 2023 and 2022
Core Premium Volume
Gross premiums written decreased by $22.6 million, or 3.0%, to $719.8 million for the three months ended December 31, 2023 compared to $742.4 million for the three months ended December 31, 2022. Net premiums earned decreased by $47.4 million, or 7.8%, to $558.4 million for the three months ended December 31, 2023 compared to $605.8 million for the three months ended December 31, 2022. The decreases in premium volume were primarily driven by a decrease in the Reinsurance segment as we execute our “Restructuring Plan”, reflecting our strategy to change the structure and composition of our international branch network.

Core Results
Core results for the three months ended December 31, 2023 included income of $46.3 million compared to $34.0 million for the three months ended December 31, 2022. Income for the three months ended December 31, 2023 consists of underwriting income of $37.0 million (93.4% combined ratio) and net services income of $9.3 million, compared to underwriting income of $31.2 million (94.8% combined ratio) and net services income of $2.8 million for the three months ended December 31, 2022. The improvement in net underwriting results was primarily driven by increased favorable prior year loss reserve development and favorable commission ratios, which results in a higher underwriting gain. The increase in net services income was primarily due to higher margins achieved in Arcadian Risk Capital Ltd. (“Arcadian”).
Losses incurred included $37.7 million of favorable prior year loss reserve development for the three months ended December 31, 2023, compared to $9.6 million for the three months ended December 31, 2022. This increase in favorable prior year loss reserve development was driven by both Reinsurance and Insurance & Services, primarily the result of management reflecting the continued favorable reported loss emergence through December 31, 2023 in its best estimate of reserves. There were no meaningful catastrophe losses incurred during the three months ended December 31, 2023 and December 31, 2022.
Year ended December 31, 2023 and 2022
Core Premium Volume
Gross premiums written decreased by $94.9 million, or 2.8%, to $3,310.7 million for the year ended December 31, 2023 compared to $3,405.6 million for the year ended December 31, 2022. Net premiums earned decreased by $19.3 million, or 0.8%, to $2,280.6 million for the year ended December 31, 2023 compared to $2,299.9 million for the year ended December 31, 2022. The decreases in premium volume were primarily driven by a decrease in the Reinsurance segment as we execute the Restructuring Plan.
Core Results
Core results for the year ended December 31, 2023 included income of $291.4 million compared to $2.6 million for the year ended December 31, 2022. The income for the year ended December 31, 2023 consists of underwriting income of $250.2 million (89.1% combined ratio) and net services income of $41.2 million, compared to an underwriting loss of $34.8 million (101.6% combined ratio) and net services income of $37.4 million for the year ended December 31, 2022. The improvement in net underwriting results was primarily driven by favorable prior year loss reserve development, lower catastrophe losses and a favorable commission ratio, which results in a higher underwriting gain. The increase in net services income was primarily due to higher margins achieved in Arcadian.
Losses incurred included $167.4 million of favorable prior year loss reserve development for the year ended December 31, 2023 compared to $13.5 million for the year ended December 31, 2022. This increase in favorable prior year loss reserve development was primarily the result of management reflecting the continued favorable reported loss emergence through December 31, 2023 in its best estimate of reserves, which was further validated by the pricing of the 2023 LPT from external reinsurers.
For the year ended December 31, 2023, catastrophe losses, net of reinsurance and reinstatement premiums, were $13.5 million, or 0.6 percentage points on the combined ratio, which includes losses of $6.8 million from the Turkey Earthquake, $3.8 million from the Hawaii wildfires and $3.3 million from Hurricane Idalia, compared to $137.9 million, or 6.0 percentage points on the combined ratio for the year ended December 31, 2022, including $80.8 million for Hurricane Ian and $57.6 million for other catastrophe events, including the South Africa floods and France hail storms.
Reinsurance Segment
Three months ended December 31, 2023 and 2022
Reinsurance generated underwriting income of $27.8 million (88.6% combined ratio) for the three months ended December 31, 2023, compared to underwriting income of $9.8 million (96.5% combined ratio) for the three months ended December 31, 2022. The improvement in net underwriting results was primarily due to increased favorable prior year loss reserve development.
Reinsurance gross premiums written were $251.7 million for the three months ended December 31, 2023, a decrease of $48.8 million, or 16.2%, compared to the three months ended December 31, 2022, primarily driven by lower premiums written in International reinsurance, primarily in the property lines, as we execute the Restructuring Plan.

Year ended December 31, 2023 and 2022
Reinsurance generated underwriting income of $206.2 million (80.0% combined ratio) for the year ended December 31, 2023, compared to a loss of $66.9 million (105.6% combined ratio) for the year ended December 31, 2022. The improvement in net underwriting results was primarily due to higher favorable prior year loss reserve development and lower catastrophe losses.
Reinsurance gross premiums written were $1,271.0 million for the year ended December 31, 2023, a decrease of $250.4 million, or 16.5%, compared to the year ended December 31, 2022, primarily driven by lower premiums written in International reinsurance, primarily in the property lines, as we execute the Restructuring Plan.
Insurance & Services Segment
Three months ended December 31, 2023 and 2022
Insurance & Services generated segment income of $16.8 million for the three months ended December 31, 2023, compared to income of $27.8 million for the three months ended December 31, 2022. Segment income for the three months ended December 31, 2023 consists of underwriting income of $9.2 million (97.0% combined ratio) and net services income of $7.6 million, compared to an underwriting income of $21.4 million (93.4% combined ratio) and net services income of $6.4 million for the three months ended December 31, 2022. The decrease in underwriting results was primarily due to lower earned premium in Accident & Health and higher other underwriting expense. The increase in services income was primarily due to higher margins achieved in Arcadian.
Insurance & Services gross premiums written were $468.1 million for the three months ended December 31, 2023, an increase of $26.2 million, or 5.9%, compared to the three months ended December 31, 2022, primarily driven by increases in premiums from strategic partnerships, offset by decreases in Accident & Health.
Year ended December 31, 2023 and 2022
Insurance & Services generated segment income of $86.3 million for the year ended December 31, 2023, compared to $69.7 million for the year ended December 31, 2022. Segment income for the year ended December 31, 2023 consists of underwriting income of $44.0 million (96.5% combined ratio) and net services income of $42.3 million, compared to underwriting income of $32.1 million (97.0% combined ratio) and net services income of $37.6 million for the year ended December 31, 2022. The increase in underwriting results was primarily driven by the increased favorable prior loss reserve development. The increase in services income was primarily due to higher margins achieved in Arcadian.
Insurance & Services gross premiums written were $2,039.7 million for the year ended December 31, 2023, an increase of $155.5 million, or 8.3%, compared to the year ended December 31, 2022, primarily driven by growth in premiums from strategic partnerships, partially offset by decreases in Accident & Health.
Corporate
Corporate includes the results of all runoff business, which represents certain classes of business that we no longer actively underwrite, including the effect of the Restructuring Plan and certain reinsurance contracts that have interest crediting features. Corporate results also include asbestos and environmental and other latent liability exposures on a gross basis, which have mostly been ceded. For the three months ended December 31, 2023, underwriting results reflect reserve strengthening for specific areas of uncertainty for the loss reserves.
Investments
Three months ended December 31, 2023 and 2022
Total investment results were $65.0 million for the three months ended December 31, 2023, compared to $52.1 million for the three months ended December 31, 2022.
Investment results for the three months ended December 31, 2023 from our debt and short-term investment portfolio were $68.5 million. This result was driven by interest income primarily on securitized assets and corporate debt positions, which make up 65.6% of our total investments as of December 31, 2023, compared to 39.2% of our portfolio as of December 31, 2022.
Investment results for the three months ended December 31, 2022 were primarily attributable to income on the fixed income portfolio of $45.5 million and income from short-term investments of $26.4 million, partially offset by $16.0 million of losses on other long term investments, driven by changes in the valuations of private investments.

Year ended December 31, 2023 and 2022
Total investment result for the year ended December 31, 2023 was primarily attributable to net investment income related to interest income from our debt and short-term investment portfolio of $277.0 million. Increased investment income is primarily due to increased interest rates and our rotation of the portfolio from cash and cash equivalents and U.S. government and government agency positions, to high-grade corporate debt and other securitized assets, in an effort to better diversify our portfolio.
Investment results for the year ended December 31, 2022 was primarily attributable to a net investment loss of $202.0 million from our investment in the TP Enhanced Fund. We also recognized losses of $80.5 million on our debt securities and $10.6 million on the other long-term investment portfolio due to revised valuations on private investments.
Webcast Details
The Company will hold a webcast to discuss its fourth quarter 2023 results at 8:30 a.m. Eastern Time on February 21, 2024. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. fourth quarter 2023 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improving underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; SiriusPoint’s response to any acquisition proposal that may be received from any party, including any actions that may be considered by the Company’s Board of Directors or any committee thereof; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Tangible book value per diluted common share is also a non-GAAP financial measure and the most comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Starting in 2023, the Company will no longer exclude restricted shares from the calculation of Tangible Book Value per Diluted Common Share, as the unvested restricted shares outstanding are no longer considered material. The resulting change in Tangible Book Value per Diluted Common Share is ($0.05) per share at December 31, 2023 and thus the Company will no longer adjust the calculation. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents within our Insurance & Services segment. With over $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts

Investor Relations
Dhruv Gahlaut, Head of Investor Relations and Chief Strategy Officer
Dhruv.gahlaut@siriuspt.com
+44 7514 659 918

Media
Natalie King, Global Head of Marketing and External Communications
Natalie.king@siriuspt.com
+ 44 20 3772 3102

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of December 31, 2023 and December 31, 2022
(expressed in millions of U.S. dollars, except per share and share amounts)

	December 31, 2023	December 31, 2022
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2022 - $0.0) (cost - $4,754.6; 2022 - $2,678.1)	$4,755.4	$2,635.5
Debt securities, trading, at fair value (cost - $568.1; 2022 - $1,630.1)	534.9	1,526.0
Short-term investments, at fair value (cost - $370.8; 2022 - $984.5)	371.6	984.6
Investments in related party investment funds, at fair value	105.6	128.8
Other long-term investments, at fair value (cost - $367.2; 2022 - $392.0) (includes related party investments at fair value of $173.7 (2022 - $201.2))	308.5	377.2
Equity securities, trading, at fair value (cost - $1.9; 2022 - $1.8)	1.6	1.6
Total investments	6,077.6	5,653.7
Cash and cash equivalents	969.2	705.3
Restricted cash and cash equivalents	132.1	208.4
Redemption receivable from related party investment fund	3.0	18.5
Due from brokers	5.6	4.9
Interest and dividends receivable	42.3	26.7
Insurance and reinsurance balances receivable, net	1,966.3	1,876.9
Deferred acquisition costs, net	308.9	294.9
Unearned premiums ceded	449.2	348.8
Loss and loss adjustment expenses recoverable, net	2,295.1	1,376.2
Deferred tax asset	293.6	200.3
Intangible assets	152.7	163.8
Other assets	175.9	157.9
Total assets	$12,871.5	$11,036.3
Liabilities
Loss and loss adjustment expense reserves	$5,608.1	$5,268.7
Unearned premium reserves	1,627.3	1,521.1
Reinsurance balances payable	1,736.7	813.6
Deposit liabilities	134.4	140.5
Deferred gain on retroactive reinsurance	27.9	—
Debt	786.2	778.0
Securities sold, not yet purchased, at fair value	—	27.0
Securities sold under an agreement to repurchase	—	18.0
Due to brokers	6.2	—
Deferred tax liability	68.7	59.8
Liability-classified capital instruments	67.3	60.4
Accounts payable, accrued expenses and other liabilities	278.1	266.6
Total liabilities	10,340.9	8,953.7
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 168,120,022; 2022 - 162,177,653)	16.8	16.2
Additional paid-in capital	1,693.0	1,641.3
Retained earnings	601.0	262.2
Accumulated other comprehensive income (loss), net of tax	3.1	(45.0)
Shareholders’ equity attributable to SiriusPoint shareholders	2,513.9	2,074.7
Noncontrolling interests	16.7	7.9
Total shareholders’ equity	2,530.6	2,082.6
Total liabilities, noncontrolling interests and shareholders’ equity	$12,871.5	$11,036.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and twelve months ended December 31, 2023 and 2022
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
Net premiums earned	$578.0	$607.4	$2,426.2	$2,318.1
Net investment income	78.4	51.9	283.7	113.3
Net realized and unrealized investment gains (losses)	(12.4)	10.9	(10.0)	(225.5)
Net realized and unrealized investment losses from related party investment funds	(1.0)	(10.7)	(1.0)	(210.5)
Net investment income and net realized and unrealized investment gains (losses)	65.0	52.1	272.7	(322.7)
Other revenues	2.8	14.1	38.4	110.2
Total revenues	645.8	673.6	2,737.3	2,105.6
Expenses
Loss and loss adjustment expenses incurred, net	365.4	390.1	1,381.3	1,588.4
Acquisition costs, net	111.7	113.0	472.7	461.9
Other underwriting expenses	64.2	46.4	196.3	184.5
Net corporate and other expenses	64.5	92.6	258.2	312.8
Intangible asset amortization	2.9	2.1	11.1	8.1
Interest expense	19.8	10.5	64.1	38.6
Foreign exchange (gains) losses	19.2	61.5	34.9	(66.0)
Total expenses	647.7	716.2	2,418.6	2,528.3
Income (loss) before income tax benefit	(1.9)	(42.6)	318.7	(422.7)
Income tax benefit	101.6	19.6	45.0	36.7
Net income (loss)	99.7	(23.0)	363.7	(386.0)
Net (income) loss attributable to noncontrolling interests	(2.2)	0.4	(8.9)	(0.8)
Net income (loss) available to SiriusPoint	97.5	(22.6)	354.8	(386.8)
Dividends on Series B preference shares	(4.0)	(4.0)	(16.0)	(16.0)
Net income (loss) available to SiriusPoint common shareholders	$93.5	$(26.6)	$338.8	$(402.8)
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$0.52	$(0.17)	$1.93	$(2.51)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$0.50	$(0.17)	$1.85	$(2.51)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	166,640,624	160,459,088	163,341,448	160,228,588
Diluted	173,609,940	160,459,088	169,607,348	160,228,588

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended December 31, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$251.7	$468.1	$719.8	$—	$(4.2)	$—	$715.6
Net premiums written	194.9	263.3	458.2	—	(3.6)	—	454.6
Net premiums earned	243.2	315.2	558.4	—	19.6	—	578.0
Loss and loss adjustment expenses incurred, net	121.8	206.6	328.4	(1.4)	38.4	—	365.4
Acquisition costs, net	65.5	66.8	132.3	(31.6)	11.0	—	111.7
Other underwriting expenses	28.1	32.6	60.7	—	3.5	—	64.2
Underwriting income (loss)	27.8	9.2	37.0	33.0	(33.3)	—	36.7
Services revenues	1.7	54.0	55.7	(40.0)	—	(15.7)	—
Services expenses	—	43.6	43.6	—	—	(43.6)	—
Net services fee income	1.7	10.4	12.1	(40.0)	—	27.9	—
Services noncontrolling income	—	(2.8)	(2.8)	—	—	2.8	—
Net services income	1.7	7.6	9.3	(40.0)	—	30.7	—
Segment income (loss)	29.5	16.8	46.3	(7.0)	(33.3)	30.7	36.7
Net investment income					78.4	—	78.4
Net realized and unrealized investment losses					(12.4)	—	(12.4)
Net realized and unrealized investment losses from related party investment funds					(1.0)	—	(1.0)
Other revenues					(12.9)	15.7	2.8
Net corporate and other expenses					(20.9)	(43.6)	(64.5)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(19.8)	—	(19.8)
Foreign exchange losses					(19.2)	—	(19.2)
Income (loss) before income tax benefit	$29.5	$16.8	46.3	(7.0)	(44.0)	2.8	(1.9)
Income tax benefit			—	—	101.6	—	101.6
Net income			46.3	(7.0)	57.6	2.8	99.7
Net (income) loss attributable to noncontrolling interest			—	—	0.6	(2.8)	(2.2)
Net income available to SiriusPoint			$46.3	$(7.0)	$58.2	$—	$97.5

Underwriting Ratios: (1)
Loss ratio	50.1%	65.5%	58.8%				63.2%
Acquisition cost ratio	26.9%	21.2%	23.7%				19.3%
Other underwriting expenses ratio	11.6%	10.3%	10.9%				11.1%
Combined ratio	88.6%	97.0%	93.4%				93.6%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended December 31, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$300.5	$441.9	$742.4	$—	$1.3	$—	$743.7
Net premiums written	236.1	340.4	576.5	—	1.4	—	577.9
Net premiums earned	281.5	324.3	605.8	—	1.6	—	607.4
Loss and loss adjustment expenses incurred, net	170.4	212.1	382.5	(1.4)	9.0	—	390.1
Acquisition costs, net	74.3	74.8	149.1	(32.2)	(3.9)	—	113.0
Other underwriting expenses	27.0	16.0	43.0	—	3.4	—	46.4
Underwriting income (loss)	9.8	21.4	31.2	33.6	(6.9)	—	57.9
Services revenues	(3.6)	49.8	46.2	(30.5)	—	(15.7)	—
Services expenses	—	43.9	43.9	—	—	(43.9)	—
Net services fee income (loss)	(3.6)	5.9	2.3	(30.5)	—	28.2	—
Services noncontrolling loss	—	0.5	0.5	—	—	(0.5)	—
Net services income (loss)	(3.6)	6.4	2.8	(30.5)	—	27.7	—
Segment income (loss)	6.2	27.8	34.0	3.1	(6.9)	27.7	57.9
Net investment income					51.9	—	51.9
Net realized and unrealized investment gains					10.9	—	10.9
Net realized and unrealized investment losses from related party investment funds					(10.7)	—	(10.7)
Other revenues					(1.6)	15.7	14.1
Net corporate and other expenses					(48.7)	(43.9)	(92.6)
Intangible asset amortization					(2.1)	—	(2.1)
Interest expense					(10.5)	—	(10.5)
Foreign exchange losses					(61.5)	—	(61.5)
Income (loss) before income tax benefit	$6.2	$27.8	34.0	3.1	(79.2)	(0.5)	(42.6)
Income tax benefit			—	—	19.6	—	19.6
Net income (loss)			34.0	3.1	(59.6)	(0.5)	(23.0)
Net (income) loss attributable to noncontrolling interest			—	—	(0.1)	0.5	0.4
Net income (loss) available to SiriusPoint			$34.0	$3.1	$(59.7)	$—	$(22.6)

Underwriting Ratios: (1)
Loss ratio	60.5%	65.4%	63.1%				64.2%
Acquisition cost ratio	26.4%	23.1%	24.6%				18.6%
Other underwriting expenses ratio	9.6%	4.9%	7.1%				7.6%
Combined ratio	96.5%	93.4%	94.8%				90.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2023
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,271.0	$2,039.7	$3,310.7	$—	$116.7	$—	$3,427.4
Net premiums written	1,061.0	1,282.7	2,343.7	—	94.2	—	2,437.9
Net premiums earned	1,031.4	1,249.2	2,280.6	—	145.6	—	2,426.2
Loss and loss adjustment expenses incurred, net	490.3	815.4	1,305.7	(5.4)	81.0	—	1,381.3
Acquisition costs, net	252.2	295.5	547.7	(137.2)	62.2	—	472.7
Other underwriting expenses	82.7	94.3	177.0	—	19.3	—	196.3
Underwriting income (loss)	206.2	44.0	250.2	142.6	(16.9)	—	375.9
Services revenues	(1.1)	238.6	237.5	(149.6)	—	(87.9)	—
Services expenses	—	187.8	187.8	—	—	(187.8)	—
Net services fee income (loss)	(1.1)	50.8	49.7	(149.6)	—	99.9	—
Services noncontrolling income	—	(8.5)	(8.5)	—	—	8.5	—
Net services income (loss)	(1.1)	42.3	41.2	(149.6)	—	108.4	—
Segment income (loss)	205.1	86.3	291.4	(7.0)	(16.9)	108.4	375.9
Net investment income					283.7	—	283.7
Net realized and unrealized investment losses					(10.0)	—	(10.0)
Net realized and unrealized investment losses from related party investment funds					(1.0)	—	(1.0)
Other revenues					(49.5)	87.9	38.4
Net corporate and other expenses					(70.4)	(187.8)	(258.2)
Intangible asset amortization					(11.1)	—	(11.1)
Interest expense					(64.1)	—	(64.1)
Foreign exchange losses					(34.9)	—	(34.9)
Income before income tax benefit	$205.1	$86.3	291.4	(7.0)	25.8	8.5	318.7
Income tax benefit			—	—	45.0	—	45.0
Net income			291.4	(7.0)	70.8	8.5	363.7
Net income attributable to noncontrolling interest			—	—	(0.4)	(8.5)	(8.9)
Net income available to SiriusPoint			$291.4	$(7.0)	$70.4	$—	$354.8

Underwriting Ratios: (1)
Loss ratio	47.5%	65.3%	57.3%				56.9%
Acquisition cost ratio	24.5%	23.7%	24.0%				19.5%
Other underwriting expenses ratio	8.0%	7.5%	7.8%				8.1%
Combined ratio	80.0%	96.5%	89.1%				84.5%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Twelve months ended December 31, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$1,521.4	$1,884.2	$3,405.6	$—	$4.1	$—	$3,409.7
Net premiums written	1,199.6	1,346.0	2,545.6	—	3.6	—	2,549.2
Net premiums earned	1,213.1	1,086.8	2,299.9	—	18.2	—	2,318.1
Loss and loss adjustment expenses incurred, net	855.9	718.7	1,574.6	(5.2)	19.0	—	1,588.4
Acquisition costs, net	310.3	273.2	583.5	(118.6)	(3.0)	—	461.9
Other underwriting expenses	113.8	62.8	176.6	—	7.9	—	184.5
Underwriting income (loss)	(66.9)	32.1	(34.8)	123.8	(5.7)	—	83.3
Services revenues	(0.2)	215.7	215.5	(133.4)	—	(82.1)	—
Services expenses	—	179.2	179.2	—	—	(179.2)	—
Net services fee income (loss)	(0.2)	36.5	36.3	(133.4)	—	97.1	—
Services noncontrolling loss	—	1.1	1.1	—	—	(1.1)	—
Net services income (loss)	(0.2)	37.6	37.4	(133.4)	—	96.0	—
Segment income (loss)	(67.1)	69.7	2.6	(9.6)	(5.7)	96.0	83.3
Net investment income					113.3	—	113.3
Net realized and unrealized investment losses					(225.5)	—	(225.5)
Net realized and unrealized investment losses from related party investment funds					(210.5)	—	(210.5)
Other revenues					28.1	82.1	110.2
Net corporate and other expenses					(133.6)	(179.2)	(312.8)
Intangible asset amortization					(8.1)	—	(8.1)
Interest expense					(38.6)	—	(38.6)
Foreign exchange gains					66.0	—	66.0
Income (loss) before income tax benefit	$(67.1)	$69.7	2.6	(9.6)	(414.6)	(1.1)	(422.7)
Income tax benefit			—	—	36.7	—	36.7
Net income (loss)			2.6	(9.6)	(377.9)	(1.1)	(386.0)
Net income attributable to noncontrolling interest			—	—	(1.9)	1.1	(0.8)
Net income (loss) available to SiriusPoint			$2.6	$(9.6)	$(379.8)	$—	$(386.8)

Underwriting Ratios: (1)
Loss ratio	70.6%	66.1%	68.5%				68.5%
Acquisition cost ratio	25.6%	25.1%	25.4%				19.9%
Other underwriting expenses ratio	9.4%	5.8%	7.7%				8.0%
Combined ratio	105.6%	97.0%	101.6%				96.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, and services expenses which include direct expenses related to consolidated MGAs, services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net investment gains (losses) from Strategic investments which are net investment gains (losses) from our investment holdings, are no longer included in Core net services income, with comparative financial periods restated. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.
Tangible Book Value Per Diluted Common Share
Tangible book value per diluted common share, as presented, is a non-GAAP financial measure and the most comparable U.S. GAAP measure is book value per common share. Tangible book value per diluted common share excludes intangible assets. Starting in 2023, the Company will no longer exclude restricted shares from calculation of Tangible Book Value per Diluted Common Share, as the unvested restricted shares outstanding are no longer considered material. The resulting change in Tangible Book Value per Diluted Common Share is ($0.05) per share at December 31, 2023 and thus the Company will no longer adjust the calculation. Further, management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The tangible book value per diluted common share is also useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,313.9	$1,874.7
Intangible assets	(152.7)	(163.8)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$2,161.2	$1,710.9

Common shares outstanding	168,120,022	162,177,653
Effect of dilutive stock options, restricted share units, warrants and Series A preference shares	5,193,920	3,492,795
Book value per diluted common share denominator	173,313,942	165,670,448
Unvested restricted shares	—	(1,708,608)
Tangible book value per diluted common share denominator	173,313,942	163,961,840

Book value per common share	$13.76	$11.56
Book value per diluted common share	$13.35	$11.32
Tangible book value per diluted common share	$12.47	$10.43
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and twelve months ended December 31, 2023 and 2022 was calculated as follows:

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$93.5	$(26.6)	$338.8	$(402.8)
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,050.0	1,884.5	1,874.7	2,303.7
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,313.9	1,874.7	2,313.9	1,874.7
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,182.0	$1,879.6	$2,094.3	$2,089.2
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.1%	(5.7)%	16.2%	(19.3)%